EXHIBIT 22


                  SUBSIDIARIES OF U.S. XPRESS ENTERPRISES, INC.
                        FOR YEAR ENDED DECEMBER 31, 1999

                         U.S. Xpress, Inc.
                         CSI/Crown, Inc.
                         Victory Express, Inc.
                         PST Vans, Inc.
                         U.S. Xpress Leasing, Inc.
                         Xpress Company Store, Inc.
                         Xpress Air, Inc.